                            AMENDED AND RESTATED
                           PARTICIPATION AGREEMENT


                                    AMONG


                 AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                         IDS LIFE INSURANCE COMPANY


                     AMERIPRISE FINANCIAL SERVICES, INC.


                           ALLIANCEBERNSTEIN L.P.


                                     AND


                    ALLIANCEBERNSTEIN INVESTMENTS , INC.


                                 DATED AS OF


                               AUGUST 1, 2006

                            AMENDED AND RESTATED
                           PARTICIPATION AGREEMENT

     THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of the 1st day of August, 2006 ("Agreement"), by and among the following parties:

     o American Enterprise Life Insurance Company, an Indiana life insurance company ("American Enterprise Life") (on behalf of itself and its "Separate Account" defined below);

     o IDS Life Insurance Company a Minnesota life insurance company ("IDS Life") (on behalf of itself and its "Separate Account" defined below);

Each of American Enterprise Life and IDS Life hereinafter are also referred to as "Insurer".

     o Ameriprise Financial Services, Inc., a Delaware corporation ("Contracts Distributor"), the principal underwriter with respect to the American Enterprise Life Contracts referred to below and the distributor of the IDS Life Contracts referred to below for which IDS Life is the principal underwriter;

     o    AllianceBernstein L.P., a Delaware limited partnership
          ("Adviser"), the investment adviser of the Fund referred to below;
          and

     o AllianceBernstein Investments, Inc., a Delaware corporation ("Distributor"), the Fund's principal underwriter.

The Insurer, the Contracts Distributor, the Adviser and the Distributor are collectively referred to as "Parties".


                              WITNESSETH THAT:

     WHEREAS Insurer, the Distributor, and AllianceBernstein Variable Products Series Fund, Inc. (the "Fund") desire that Class B shares of the Fund as further described in Exhibit A, attached hereto and incorporated by reference (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Insurer that are the subject of Insurer's Form N-4 registration statement filed with the Securities and Exchange Commission (the "SEC"), and those combination fixed and variable universal life insurance policies of Insurer that are the subject of Insurer's Form N-6 registration statement filed with the SEC, or such other forms as prescribed under applicable securities laws, as further described in Exhibit A (collectively the "Contracts"), to be offered through Contracts Distributor and other registered broker-dealer firms as agreed to by Insurer and Contracts Distributor; and

     WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in Class B shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make Class B shares of the Portfolios available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:

           Section A. Amendment and Restatement; Form of Agreement
           -------------------------------------------------------

     A.1  Merger and Renaming of Insurer.
          ------------------------------

     The Contracts Distributor, the Adviser and the Distributor acknowledge the planned merger of American Enterprise Life with and into IDS Life (the "Merger") and the "intact transfer" (the "Transfer") of the Separate Accounts of American Enterprise Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006, at 10:59:59 p.m. Central Time (the "Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Exhibit to American Enterprise Life and IDS Life shall mean and refer to RiverSource Life Insurance Company. The Contracts Distributor, the Adviser and the Distributor consent to the transfer of the rights and obligations of American Enterprise Life under this Agreement to IDS Life at the Effective Time of the Merger.

     A.2  Supersedes Prior Agreements.
          ---------------------------

     This Agreement shall amend and supersede the following agreements as of the date stated above among the Insurer, the Contracts Distributor, the Adviser and the Distributor with respect to all investments by the Insurer or the Separate Accounts prior to the date of this Agreement, as though identical separate agreements had been executed by the parties hereto on the dates as indicated below:

         (a) Participation Agreement, dated January1, 2000, by and among American Enterprise Life, the Contracts Distributor, the Adviser and the Distributor, as amended by the following documents: (i) Amendment No. 1 to Participation Agreement, dated February 10, 2000; (ii) Amendment No. 2 to Participation Agreement, dated April 13, 2000; (iii) Amendment No. 3 to Participation Agreement, dated April 17, 2000; (iv) Amendment No. 4 to Participation Agreement, dated May 1, 2002; (v) Amendment No. 5 to Participation Agreement, dated July 15, 2002; (vi) Amendment No. 6 to Participation Agreement, dated January 3, 2003; and (vii) Amendment No. 7 to Participation Agreement, dated November 23, 2005.

         (b) Participation Agreement, dated March 1, 2000, by and among IDS Life, the Contracts Distributor, the Adviser and the Distributor, as amended by the following documents: (i) Amendment No. 1 to Participation Agreement, dated August 13, 2001; (ii) Amendment No. 2 to Participation Agreement, dated February 13, 2002; (iii) Amendment No. 3 to Participation Agreement, dated May 31, 2002; (iv) Amendment No. 4 to Participation Agreement, datedSeptember 15, 2002; (v) Amendment No. 5 to Participation Agreement, dated December 15, 2002; (vi) Amendment No. 6 to Participation Agreement, dated September 30, 2003; and (vii) Amendment No. 7 to Participation Agreement, dated November 23, 2005.

     A.3  Separate Agreements until Merger.
          --------------------------------

     In addition, the Parties hereby further amend and restate their agreements as set forth herein in contemplation of the Transfer of the Separate Accounts of American Enterprise Life to IDS Life on December 31, 2006, incident to the Merger. Although the Parties have executed this Agreement in this form for administrative convenience, this Agreement shall create a separate participation agreement with each Insurer until the Effective Time of the Merger.

                      Section 1. Additional Portfolios
                      --------------------------------

     The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

                     Section 2. Processing Transactions
                     ----------------------------------

     2.1  Timely Pricing and Orders.
          -------------------------

     The Adviser or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Insurer at the close of trading on each day (a "Business Day") on which (i) the New York Stock Exchange is open for regular trading, (ii) the

Fund calculates the Portfolio's net asset value and (iii) Insurer is open for business. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern Time, but in no event later than 7:00 p.m. Eastern time. The Fund will notify the Insurer as soon as possible if it is determined that this information will be available after 7:00 p.m. Eastern time, and the Fund and the Insurer will mutually agree upon a final deadline for timely receipt of this information on that Business Day. Insurer will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Insurer will use its best efforts to place such orders with the Fund by 10:00 a.m., Eastern Time.

     2.2  Timely Payments.
          ---------------

     Insurer will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Insurer on the same day as the order is placed, to the extent practicable, and in any event be made within five calendar days after the date the order is placed in order to enable Insurer to pay redemption proceeds within the time specified in
Section 22(e) of the Investment Company Act of 1940, as amended (the "1940
Act").

     2.3  Price.
          -----

     The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Insurer receives such orders and processes such transactions, which, Insurer agrees shall occur not earlier than the Business Day prior to Distributor's receipt of the corresponding orders for purchases and redemptions of Portfolio shares. For the purposes of this section, Insurer shall be deemed to be the agent of the Fund for receipt of such orders from holders or applicants of contracts, and receipt by Insurer shall constitute receipt by the Fund. All other purchases and redemptions of Portfolio shares by Insurer will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Insurer otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

                       Section 3. Costs and Expenses
                       -----------------------------

     3.1  General.
          -------

     Except as otherwise specifically provided herein, each Party will bear all their own expenses incident to its performance under this Agreement.

     3.2  Registration.
          ------------

     The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer will bear tile cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

     3.3  Other (Non-Sales-Related) Expense.
          ---------------------------------

     The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Fund Prospectus"), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). The Fund or the Distributor will bear the cost of mailing to existing Participants (as defined below) any Fund Prospectus, periodic report to shareholders, Fund proxy material and other shareholder communications and any related request for voting instructions. Insurer will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account's prospectus, statement of additional information and any amendments or supplements thereto (collectively, the "Separate Account Prospectus"), any periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. The Fund and Insurer each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and/or Insurer documents are printed or mailed on a combined or coordinated basis. If requested by Insurer, the Fund will provide annual Prospectus, annual reports, semi-annual reports and other shareholder communications text to

Insurer on diskette or other medium agreed to by the Parties. The Fund or the Distributor will bear the cost of tabulation of proxy votes. In the event that the Fund initiates (i) a reorganization of a Portfolio as defined by Section 2 of the 1940 Act, or (ii) a change in the name of a Portfolio or the Fund, the Fund or the Distributor shall reimburse Insurer for the Insurer's internal and out-of-pocket costs associated with the aforementioned actions.

     Insurer agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Fund with acceptable documentation of any such costs incurred.

     3.4  Other Sales-Related Expense.
          ---------------------------

     Expenses of distributing the Portfolio's shares and the Contracts will be paid by Contracts Distributor and other parties, as they shall determine by separate agreement.

     3.5  Parties to Cooperate.
          --------------------

     The Adviser, Insurer, Contracts Distributor, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

     3.6  Use of Fund or Adviser Name by Insurer.
          --------------------------------------

         (a) The Insurer will furnish, or will cause to be furnished to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

         (b) The Insurer will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund, in connection with the sale of Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for Fund shares, as such registration statement prospectus and statement of additional information may be amended or supplemented, from time to time, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in the sales literature or other material provided by the Fund, except with the permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis. Nothing in this Section will be construed as preventing the Insurer or its employees or agents from giving advice on investment in the Fund.

         (c) The Fund and the Adviser hereby consent to the Insurer's use of the name AllianceBernstein L.P. and AllianceBernstein Variable Products Series Fund, Inc. and appropriate variations thereof in connection with the marketing the Contracts, subject to the terms of this Section. Such consent will terminate with the termination of this Agreement.

     3.7  Use of Insurer Name by Fund or Adviser.
          --------------------------------------

         (a) The Fund or Adviser will furnish, or will cause to be furnished, to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its separate account is named, at least ten (10) Business Days prior to its use. No such material win be used if the Insurer reasonably objects to such use within five (5) Business Days after receipt of such material.

         (b) The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Insurer or concerning the Insurer, each Account, or the Contracts other than the information or representations contained in a registration statement prospectus or statement of additional information for the Contracts, as such registration statement prospectus and statement of additional information may be amended or supplemented, from time to time, or in published reports for each Account or the Contacts which are in the public domain or approved by the Insurer for distribution to Contract owners, or in the sales literature or other material provided by the Insurer, except with the permission of the Insurer. The Insurer agrees to respond to any request for approval on a prompt and timely basis.

     3.8  Sales Literature and Other Promotional Materials.
          ------------------------------------------------

     For purposes of this Section 3, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical) radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media (e.g., on-line networks such as the Internet or other electronic messages), sales literature, (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the rules of the National Association of Securities Dealers, Inc. ("NASD"), the 1933 Act or the 1940 Act.

     3.9  Calculation of Performance Information.
          --------------------------------------

The Adviser will be responsible for calculating the performance information for the Fund. The Insurer will be responsible for calculating the performance information for the Contracts. The Adviser will be liable to the Insurer for any material mistakes it makes in calculating the performance information for the Fund which cause losses to the Insurer. The Insurer will be liable to the Adviser for any material mistakes it makes in calculating the performance information for the Contracts which cause losses to the Adviser. Each Party will be liable for any material mistakes it makes in reproducing the performance information for the Contracts or the Fund, as appropriate. The Fund and the Adviser agree to provide the Insurer with performance information for the Fund on a timely basis to enable the Insurer to calculate performance information for the Contracts in accordance with applicable state and federal law.

                        Section 4. Legal Compliance
                        ---------------------------

     4.1  Tax Laws.
          --------

         (a) The Adviser will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and the Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

         (b) Insurer represents that it believes, in good faith, that the Contracts will be treated as annuity or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

         (c) The Fund will use its best efforts to comply and to maintain each Portfolio's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

         (d) Insurer represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contact" within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Insurer will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

         (e) The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

         (f) Should the Distributor or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Insurer of such in writing.

     4.2  Insurance and Certain Other Laws.
          --------------------------------

         (a) The Adviser will use its best efforts to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Insurer. If it cannot comply, it will so notify Insurer in writing. The Adviser agrees that it will or will cause the Fund to furnish the information required by state insurance laws so that the Insurer can obtain the authority needed to issue the Contracts in the various states.

         (b) Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under applicable state lawand has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under applicable state law, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

         (c) Contracts Distributor represents and warrants that Contracts Distributor is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (d) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (e) Distributor represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

         (f) Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3  Securities Laws.
          ---------------

         (a) Insurer represents and warrants that (i) interests in the Separate Account pursuant to the Contacts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with applicable law, (ii) the Separate Account is or will be registered and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will, at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (b) The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

         (c) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Insurer or any other life insurance company utilizing the Fund.

         (d) Distributor and Contracts Distributor each represents and warrants that it is and will remain registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is and will remain a member in good standing of the National Association of Securities Dealers Inc. (the "NASD").

     4.4  Notice of Certain Proceedings and Other Circumstances.
          -----------------------------------------------------

         (a) Distributor or the Fund shall immediately notify Insurer of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus,
(iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or
(iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which (1) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (2) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) Insurer and Contracts Distributor shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order or similar order with respect to the separate Account's registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus,
(ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or
(iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer and Contracts Distributor will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5  Insurer to Provide Documents.
          ----------------------------

     Upon request Insurer will provide the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that materially relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.6  Fund to Provide Documents.
          -------------------------

     Upon request, the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that materially relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.7  Market Timing.
          -------------

     Insurer acknowledges that the Fund's Board of Directors has adopted policies and procedures reasonably designed to detect and deter frequent purchases and redemptions of Portfolio shares or excessive or short-term trading that might disadvantage owners investing in Portfolios of the Fund on a long term basis through the Contracts and other variable contracts issued by insurers not affiliated with Insurer. These policies and procedures are described in the Fund's registration statement. Adviser and Distributor acknowledge that Insurer, on behalf of its Separate Account(s), has adopted policies and procedures reasonably designed to detect and deter frequent transfers of contract value among the subaccounts of the Separate Account(s) including those investing in Portfolios of the Fund which are available as investment options under the Contracts. These policies and procedures are described in the registration statements of the Separate Account(s) through which the Contracts are offered.

     The Insurer will cooperate with the Fund's, the Adviser's and the Distributor's reasonable requests in taking steps to deter and detect such transfers by Contract owners. Subject to applicable law and the terms of each Contract, the Insurer will furnish other information the Fund, directly or through its agent, reasonably requests regarding frequent transfers by Contract owners among the subaccounts investing Portfolios of the Fund which are available under the Contracts. In addition, in compliance with Rule 22c-2 under the 1940 Act, the Insurer hereby agrees to (i) provide, promptly upon request by Fund, directly or through its agent, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of Portfolios of the Fund held under a Contract, and the amount and dates of such Contract owner's purchases, redemptions, transfers, and exchanges involving such Portfolios; and (ii) execute any instructions from the Fund, directly or through its agent, to restrict or prohibit further purchases or exchanges of shares of the Portfolios by a Contract owner who has been identified by the Fund, directly or through its agent, as having engaged in transactions in Portfolio shares that violate the policies adopted by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Portfolio. If the requested information is not on the Insurer's books and records, the Insurer agrees to use reasonable efforts to: (i) provide or arrange to provide to the Fund, directly or through its agent, the requested information regarding Contract owners who hold an account with an indirect intermediary; or (ii) if directed by the Fund, directly or through its agent, block further purchases of shares of the Portfolios from such indirect intermediary. For purposes of the preceding sentence "indirect intermediary" has the same meaning as in Rule 22c-2 under the 1940 Act. The Insurer further agrees to either assess any applicable redemption fee that the Fund has adopted to curtail frequent trading, or communicate to the Fund or its agent any information necessary for the Fund or its agent to assess such redemption fees directly against payment of redemption proceeds. The parties shall negotiate in good faith such additional terms and conditions regarding implementation of the foregoing obligations of the parties under Rule 22c-2 as any party may wish to address.

     4.8  Compliance with USA Patriot Act.
          -------------------------------

     The Parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

                    Section 5. Mixed and Shared Funding
                    -----------------------------------

     5.1  General.
          -------

     The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies ("Participating Insurance Companies") unaffiliated with Insurer ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

     5.2  Disinterested Directors.
          -----------------------

     The Fund agrees that the Fund's Board of Directors (the "Board of Directors") shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

     5.3  Monitoring for Material Irreconcilable Conflicts.
          ------------------------------------------------

     The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

         (a) an action by any state insurance or other regulatory authority;

         (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

         (c) an administrative or judicial decision in any relevant proceeding;

         (d) the manner in which the investments of any Portfolio are being managed;

         (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund, or

         (f) a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

     Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Insurer to disregard voting instructions of Participants. The Board of Directors will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a material irreconcilable conflict.

     5.4  Conflict Remedies.
          -----------------

         (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the

Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

                  (i) withdrawing the assets allocable to some or all of the separate accounts (or the subaccounts of the separate accounts) from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

                  (ii) establishing a new registered investment company of the type defined as a "Management Company" in
                           Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

         (b) If the material irreconcilable conflict arises because of Insurer's decision to disregard Participant voting instructions and that decision could conflict with the majority of Participant voting instructions and represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund's election, to withdraw the Separate Account's (or sub-account's) investment in the Fund provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Board of Directors. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Insurer that this provision is being implemented, and until the end of such six-month period, Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

         (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurer conflicts with the majority of other state regulators, then Insurer will withdraw the Separate Account's (or sub-account's) investment in the Fund within six months after the Fund's Board of Directors informs Insurer that it has determined that such decision has created a material irreconcilable conflict, provided that such withdrawal will be limited to the extent required by the irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Until the end of such six-month period, Distributor and Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

         (d) Insurer agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

         (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5  Notice to Insurer.
          -----------------

     The Fund will promptly make known in writing to Insurer the Board of Directors' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6  Information Requested by Board of Directors.
          -------------------------------------------

     Insurer and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7  Compliance with SEC Rules.
          -------------------------

     If, at any time during which the Fund is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this
Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

                           Section 6. Termination
                           ----------------------

     6.1  Events of Termination.
          ---------------------

     Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

         (a) at the option of Insurer or Distributor upon at least sixty days' advance written notice to the other Parties, or if later, upon the receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the Parties; or

         (b) at the option of the Fund upon (i) at least sixty days' advance written notice to the other Parties, and (ii) approval by (1) a majority of the disinterested Directors upon a finding that a continuation of this Contract is contrary to the best interests of the Fund, or (2) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 11 of this Agreement for voting Trust shares in accordance with Participant instructions); or

         (c) at the option of the Fund, upon receipt of the written notice to the other Parties by the Fund, upon institution of formal proceedings against Insurer or Contracts Distributor by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Insurer's obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines in good faith that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

         (d) at the option of Insurer, upon receipt of the written notice to the other Parties by the Insurer, upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund's, Adviser's or Distributor's obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Insurer reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer, Contracts Distributor or the Division corresponding to the Portfolio to be terminated; or

         (e) at the option of any Party, upon receipt of the written notice to the other Parties, in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

         (f) upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or

         (g) at the option of Insurer, upon receipt of the written notice to the other Parties by the Insurer, if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions; or

     (h) at the option of Insurer, upon receipt of the written notice to the other Parties by the Insurer, if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions; or

         (i) at the option of Insurer, upon receipt of the written notice to the other Parties by the Insurer, if Insurer reasonably believes that any change in a Fund's investment adviser or investment practices will materially increase the risks incurred by Insurer.

     6.2  Funds to Remain Available.
          -------------------------

     Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement or (iv) with respect to any Portfolio as to which this Agreement has terminated, Insurer shall not
(1) redeem Fund shares attributable to the Contracts, or (2) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 60 calendar days after Insurer shall have notified the Fund or Distributor of its intention to do so.

     6.3  Survival of Warranties and Indemnifications.
          -------------------------------------------

     All warranties and indemnifications will survive the termination of this Agreement.

     6.4  Continuance of Agreement for Certain Purposes.
          ---------------------------------------------

     Notwithstanding any termination of this Agreement, the Distributor shall continue to make available shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 5 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares of the Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.

           Section 7. Parties to Cooperate Respecting Termination
           ------------------------------------------------------

     The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

                           Section 8. Assignment
                           ---------------------

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                  Section 9. Class B Distribution Payments
                  ----------------------------------------

     From time to time during the term of this Agreement the Distributor may make payments to the Insurer pursuant to a distribution plan adopted by the Fund with respect to the Class B shares of the Portfolios pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") in consideration of the Insurer's furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of Participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments, and the Insurer waives any such payment, until the Distributor receives monies therefor from the Fund. Any such payments made pursuant to this Section 9 shall be subject to the following terms and conditions:

         (a) Any such payments shall be in such amounts as the Distributor may from time to time advise the Insurer in writing but in any event not in excess of the amounts permitted by the Rule l2b-l Plan. Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Fund attributable to the Class B shares of a Portfolio held by clients of the Insurer. Any such service fee shall be paid solely for personal service and/or the maintenance of Participant accounts.

         (b) The provisions of this Section 9 relate to a plan adopted by the Fund pursuant to Rule 12b-1. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Section 9 shall provide the Funds Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         (c) The provisions of this Section 9 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act. The provisions of this Section 9 shall automatically terminate in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event the Rule l2b-1 Plan terminates or is not continued. In addition, the provisions of this Section 9 may be terminated at any time, without penalty, by either the Distributor or the Insurer with respect to any Portfolio on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other Party. Notwithstanding termination of this Section 9 or termination of this Agreement, provided that the Rule 12b-1 Plan or any such similar plan remain in effect, the provisions of this Section 9 shall remain in effect with regard to Existing Contracts and the Insurer shall continue to receive payments therefore.

                             Section 10. Notices
                             -------------------

     Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses by registered, certified or overnight mail and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                           Insurer

                           American Enterprise Life Insurance Company
                           IDS Life Insurance Company
                           1765 Ameriprise Financial Center
                           Minneapolis, Minnesota 55474
                           Attention:  Pat H. Carey III, Vice President
                           FAX: (612) 671-3866

                           Contracts Distributor

                           Ameriprise Financial Services, Inc.
                           1765 Ameriprise Financial Center
                           Minneapolis, Minnesota 55474
                           Attention: Vice President
                           FAX: (612) 671-3866

                           If to Insurer or Contracts Distributor, a copy
to:

                           Ameriprise Financial Services, Inc.
                           50607 Ameriprise Financial Center
                           Minneapolis, Minnesota 55474
                           Attention: Vice President and Group Counsel

                           AllianceBernstein Investments, Inc.
                           1345 Avenue of the Americas
                           New York, NY 10105
                           Attention: Emilie D. Wrapp
                           FAX: (212) 969-2290

                           AllianceBernstein L.P.
                           1345 Avenue of the Americas
                           New York, NY 10105
                           Attention: Emilie D. Wrapp
                           FAX: (212) 969-2290

                        Section 11. Voting Procedures
                        -----------------------------

         Subject to the cost allocation procedures set forth in Section 3 hereof, Insurer will provide such information regarding Participants so that Distributor can distribute all proxy material furnished by the Fund to Participant. Insurer will vote Fund shares in accordance with instructions received from Participants. Insurer will vote Fund shares that are (i) not attributable to Participants or (ii) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Insurer agrees that it will disregard Participant voting instructions only to the extent it would be permitted to do so pursuant to Rule 6e-3 (T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other Participating Life Insurance Companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Insurer, as prescribed by this Section 11.

     The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act is accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                       Section 12. Foreign Tax Credits
                       -------------------------------

     The Adviser agrees to consult in advance with Insurer concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

                         Section 13. Indemnification
                         ---------------------------

     13.1 Indemnification of Fund, Distributor and Adviser by Insurer.
          -----------------------------------------------------------

         (a) Except to the extent provided in Sections 13.1(b) and 13.1(c), below, Insurer agrees to indemnify and hold harmless the Fund, Distributor and Adviser and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act, and each of their directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 13.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or actions:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

                  (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund's 1933 Act registration statement Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Insurer or Contracts Distributor) or the negligent illegal or fraudulent conduct of Insurer or Contracts Distributor or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

                  (iv) arise as a result of any failure by Insurer or Contracts Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement.

         (b) Insurer shall not be liable under this Section 13.1 with respect to any losses, claims, expenses, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.


         (c) Insurer shall not be liable under this Section 13.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such action shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 13.1, except to the extent that the failure to notify results in the failure of actual notice to Insurer and Insurer is damaged solely as a result of the failure to give such notice. In case any such action is brought against an Indemnified Party, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Insurer to such Indemnified Party of Insurer's election to assume the defense thereof, the Indemnified Party will cooperate fully with Insurer and shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     13.2 Indemnification of Insurer and Contracts Distributor by Adviser.
          ---------------------------------------------------------------

     (a) Except to the extent provided in Sections 13.2(d) and 13.2(e), below, Adviser agrees to indemnify and hold harmless Insurer and Contracts Distributor and each person, if any, who controls Insurer or Contracts Distributor within the meaning of Section 15 of the 1933 Act, and each of their directors and officers, (collectively, the "Indemnified Parties" for purposes of this Section 13.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or actions:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933

                           Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

                  (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor,

                           Adviser or persons under their control
                           (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account's 1933 Art registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account's 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

                  (iv) arise as a result of any failure by the Fund, Adviser or Distributor or persons under their respective control or subject to their authorization to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement including, but not limited to, a failure, whether unintentional in good faith or otherwise, any material error in or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate (referred to in this Section 13.2(a)(iv) as an "error"); provided, however, that the foregoing will not apply where such error is the result of incorrect information supplied by or on behalf of the Insurer to the Fund or the Adviser, and will be limited to (1) reasonable administrative costs necessary to correct such error, and (2) amounts which the Insurer has paid out of its own resources to make Contract owners whole as a result of such error; or

                  (v) arise out of or result from any material breach of any representation and/or any warranty made by the Adviser or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund or persons under their respective control or subject to their authorization.

         (b) Except to the extent provided in Sections 13.2(d) and 13.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 13.2(c) below, the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder (except to the extent that such failure is caused by Insurer), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Insurer or Contracts Distributor pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Insurer of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Insurer deems necessary or appropriate as a result of the noncompliance.

         (c) The written consent of Adviser referred to in Section 13.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

         (d) Adviser shall not be liable under this Section 13.2 with respect to any losses, claims, expenses, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Insurer, Contracts Distributor or the Separate Account.

         (e) Adviser shall not be liable under this Section 13.2 with respect to any action against an Indemnified Party unless Insurer or Contracts Distributor shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 13.2. In case any such action is brought against an Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser's election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     13.3 Effect of Notice.
          ----------------

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 13.1(c) or 13.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

                     Section 14. Limitation of Liability
                     -----------------------------------

     Except as previously stated herein, as between the Parties, in no event will any Party to this Agreement be responsible to any other Party for any incidental, indirect, consequential, punitive or exemplary damages of any Fund arising from this Agreement, including, without limitation, lost revenues, loss of profits or loss of business.

                           Section 15. Arbitration
                           -----------------------

     Any controversy of claim arising or relating to this Agreement, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Title 9 of the U.S. Code. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The number of arbitrators will be three, one of whom will be appointed by the Insurer or an affiliate, one of whom will be appointed by the Fund and/or the Adviser or an affiliate; and the third of whom will be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the administering authority. The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing Party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Any Party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any Party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

                         Section 16. Confidentiality
                         ---------------------------

     Notwithstanding anything to the contrary contained in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

     (a) "Confidential Information" includes but is not limited to all proprietary and confidential information of the Contracts Distributor, Insurer and their subsidiaries, affiliates and licensees (collectively the "Protected Parties" for purposes of this Section 16), including without limitation all information regarding the customers of the Protected Parties; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

         (b) Neither the Distributor nor the Adviser may use or disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to Distributor and/or Adviser as set forth in the Agreement; and the Distributor and the Adviser agree to cause all their employees, agents and representatives, or any other Party to whom the Distributor and/or the Adviser may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

         (c) The Distributor and the Adviser acknowledge that all computer programs and procedures or other information developed or used by the Protected Parties or any of their employees or agents in connection with the Insurer's performance of its duties under this Agreement are the valuable property of the Protected Parties.

         (d) The Distributor and the Adviser agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any customer of the Protected Parties; the Distributor and the Adviser further agree to cause all their agents, representatives or subcontractors of, or any other Party to whom the Distributor and/or the Adviser may provide access to or disclose Confidential Information to implement appropriate measures designed to meet the objectives set forth in this Section 16.

         (e) The Distributor and the Adviser acknowledge that any breach of the agreements in this Section 16 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate. The provisions contained in this Section 16 will survive any termination of this Agreement.

                         Section 17. Applicable Law
                         --------------------------

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state's principles of conflict of laws.

                    Section 18. Execution in Counterparts
                    -------------------------------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                          Section 19. Severability
                          ------------------------

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                        Section 20. Rights Cumulative
                        -----------------------------

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

              Section 21. Restrictions on Sales of Fund Shares
              ------------------------------------------------

     Insurer agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.

                            Section 22. Headings
                            --------------------

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ATTEST:                                AMERICAN ENTERPRISE LIFE
                                       INSURANCE COMPANY
                                       IDS LIFE INSURANCE COMPANY
                                       AMERIPRISE FINANCIAL SERVICES,
                                       INC.
By:  /s/ Betsy Hannum
     -------------------------
Name:    Betsy Hannum
Title:   Assistant Secretary
         of each company
                                       By:  /s/ Pat H. Carey
                                            -------------------------
                                       Name:    Pat H. Carey III
                                       Title:   Vice President of each company


                                       ALLIANCEBERNSTEIN L.P.


                                       By:  /s/ Marc O. Mayer
                                            -------------------------
                                       Name:    Marc O. Mayer
                                       Title:   Executive Vice President


                                       ALLIANCEBERNSTEIN INVESTMENTS, INC.


                                       By:  /s/ Stephen Scanlon
                                            -------------------------
                                       Name:    Stephen Scanlon
                                       Title:   Senior Vice President

                                  EXHIBIT A
                                  ---------

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

FUNDS - CLASS B SHARES OF:
--------------------------

AllianceBernstein Variable Products Series Funds, Inc.,
     Global Technology Portfolio
AllianceBernstein Variable Products Series Funds, Inc.,
     Growth and Income Portfolio
AllianceBernstein Variable Products Series Funds, Inc.,
     International Value Portfolio
AllianceBernstein Variable Products Series Funds, Inc.,
     Large Cap Growth Portfolio
AllianceBernstein Variable Products Series Funds, Inc.,
     Total Return Portfolio
AllianceBernstein Variable Products Series Funds, Inc.,
     U.S. Government/High Grade Securities Portfolio


COMBINATION FIXED AND VARIABLE ANNUITY CONTRACTS:
-------------------------------------------------

CONTRACT NAME                                           SEC REGISTRATION NUMBER
-------------------------------------------------------------------------------

RiverSource Signature(SM) Variable Annuity............................333-74865
RiverSource Signature(SM) One Variable Annuity........................333-85567
RiverSource Innovations(SM) Classic Variable Annuity..................333-92297
RiverSource Signature(SM) Select Variable Annuity.....................333-74865
RiverSource Signature One Select Variable Annuity.....................333-85567
RiverSource Innovations(SM) Select Variable Annuity...................333-92297
RiverSource FlexChoice(SM) Select Variable Annuity....................333-73958
RiverSource Innovations(SM) Classic Select Variable Annuity...........333-92297
Wells Fargo Advantage(R) Select Variable Annuity......................333-92297
Wells Fargo Advantage(R) Builder Select Variable Annuity..............333-85567
Wells Fargo Advantage Choice(SM) Select Variable Annuity..............333-73958
RiverSource New Solutions(SM) Variable Annuity........................333-92297
RiverSource Innovations(SM) Variable Annuity..........................333-73958
RiverSource AccessChoice Select(SM) Variable Annuity..................333-92297
RiverSource Endeavor Select(SM) Variable Annuity......................333-10105
Evergreen New Solutions Variable Annuity..............................333-92297
Evergreen New Solutions Select Variable Annuity.......................333-92297
Evergreen Pathways(SM) Select Variable Annuity........................333-73958
Evergreen Pathways(SM) Variable Annuity...............................333-92297


COMBINATION FIXED AND VARIABLE LIFE INSURANCE POLICIES:
-------------------------------------------------------

RiverSource(SM) Signature(SM) Variable Universal Life.................333-84121

IDS LIFE INSURANCE COMPANY

FUNDS - CLASS B SHARES OF:
--------------------------

AllianceBernstein Variable Product Series Fund, Inc.,
     Global Technology Portfolio
AllianceBernstein Variable Product Series Fund, Inc.,
     Growth and Income Portfolio
AllianceBernstein Variable Product Series Fund, Inc.,
     International Value Portfolio


COMBINATION FIXED AND VARIABLE ANNUITY CONTRACTS:
-------------------------------------------------

CONTRACT NAME                                           SEC REGISTRATION NUMBER
-------------------------------------------------------------------------------

RiverSource Retirement Advisor 4 Advantage Variable Annuity...........333-79311
RiverSource Retirement Advisor 4 Select Variable Annuity .............333-79311
RiverSource Retirement Advisor 4 Access Variable Annuity .............333-79311
RiverSource Retirement Advisor Advantage Plus(SM) Variable Annuity....333-79311
RiverSource Retirement Advisor Select Plus(SM) Variable Annuity.......333-79311
RiverSource Retirement Advisor Advantage(SM) Variable Annuity.........333-79311
RiverSource Retirement Advisor Advantage(SM) Variable Annuity - Band..333-79311
RiverSource Retirement Advisor Select(SM) Variable Annuity............333-79311
IDS Life Flexible Annuity...............................................33-4173
IDS Employee Benefit Annuity...........................................33-52518
IDS Life Variable Retirement Annuity....................................2-73114
IDS Life Combination Retirement Annuity.................................2-73114

COMBINATION FIXED AND VARIABLE LIFE INSURANCE POLICIES:
-------------------------------------------------------
RiverSource Single Premium Variable Life..............................333-83456
RiverSource Variable Universal Life IV................................333-69777
RiverSource Variable Universal Life IV - Estate Series................333-69777